Exhibit 99.8

Privileged and Confidential

Attorney Work Product/Subject to FRE 408

Kramer Levin Draft as of April 3, 2016

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

$400,000,000 Senior Secured Super Priority Debtor-In-Possession Credit Facility

This Summary of Principal Terms and Conditions (this “Term Sheet”) outlines certain terms of the Senior Secured Super Priority Debtor-In-Possession Credit Facility (the “DIP Facility”) and does not reflect all of the terms, conditions, representations, warranties and other provisions that will be set forth in the definitive credit documentation relating to such DIP Facility (the “Loan Documents”), and is qualified in its entirety by such final Loan Documents. The final Loan Documents, if any, will constitute the sole agreement among the parties with respect to the matters addressed herein. This Term Sheet is for discussion purposes only, is a non-binding proposal and does not constitute, represent or imply a commitment to lend or an agreement to deliver such commitment. Any such agreement or commitment (1) will be subject to completion of our credit approval process, (2) will be subject to the execution and delivery of final Loan Documents, acceptable to us and our counsel, on the one hand, and the Company (as defined herein), on the other hand, (3) will be subject to the completion of our legal and business due diligence and our satisfaction with the results thereof, (4) will assume the accuracy and completeness in all material respects of the information provided by or on behalf of us, on the one hand, and the Company, on the other hand and (5) will be subject to (x) the Obligors (defined below) commencing bankruptcy cases (the “Bankruptcy Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (11 U.S.C. §§ 101 et seq., as amended, the “Bankruptcy Code”) with the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) and (y) approval of the Bankruptcy Court of the Loan Documents.

DIP Facility

Senior Secured Super-priority term loan debtor-in-possession facility in the aggregate principal amount of up to $400 million (the “DIP Loans”):

•    Tranche A Term Loan: Tranche A of the DIP Facility shall consist of a delayed draw term loan in the aggregate amount of $200 million, with $75 million of immediate draw funding available upon entry of an order of the Bankruptcy Court approving the DIP Facility on an interim basis in a form acceptable to the DIP Lenders (the “Interim DIP Order”), and $125 million of delayed draw funding available upon entry of an order of the Bankruptcy Court approving the DIP Facility on a final basis in a form acceptable to the DIP Lenders (the “Final DIP Order”).

•    Tranche B Term Loan: Tranche B of the DIP Facility shall consist of a delayed draw term loan in the aggregate amount of $200 million of delayed draw funding available upon entry of the Final DIP Order, subject to the satisfaction of the “Conditions to Draw” below.

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L/C Facility	The DIP Facility will permit a separate letter of credit facility provided by [fronting bank TBD] for new letters of credit (other than letters of credit issued in connection with bonding requests, which are contemplated below) in an aggregate amount not exceeding $[ ], that shall be cash collateralized in an amount equal to 102% of the face amount of letters of credit issued thereunder (the “L/C Facility”)
Bonding Accommodation Facility

Accommodation for bonding requests by relevant state authorities (“Bonding Requests”) in the form of (or any combination of):

•      Upon the entry of a Priming Order (defined below), a carve-out from the Collateral (as defined below) with superpriority claim status, subject only to the Carve-Out (as defined below), entitling the authority making any Bonding Request to receive proceeds of Collateral first in priority before distribution to any Lender or other prepetition secured creditor (the “Bonding Carve-Out”); and/or

•      A letter of credit facility (the “Bonding L/C Facility” and, together with the Bonding Carve-Out, the “Bonding Accommodation Facility”) provided by [fronting bank TBD] which shall be cash collateralized in an amount equal to 102% of the face amount of letters of credit issued under the Bonding L/C Facility (each, a “Bonding Letter of Credit”).

The $[200] million maximum aggregate amount of the Bonding Accommodation Facility for state bonding requests may be used at the Borrower’s discretion. Without limiting the foregoing, the Borrower may obtain additional availability for state bonding requests under the Bonding L/C Facility, the Bonding Carve-Out or the L/C Facility upon approval by the Required Lenders.

DIP Agent	[ ], or any successor thereof appointed in accordance with the DIP Credit Agreement.
DIP Lenders

Entities managed by Franklin, Aurelius, CapRe and Elliott (the “Original DIP Lenders”) will hold 80% of the commitment, while the remaining 20% will be held by other existing creditors of the Borrower as allocated by Franklin, Aurelius and Elliott, subject to the Borrower’s consent (which consent shall not be unreasonably withheld).

With respect to the 80% of the commitment of the DIP Facility allocated to the Original DIP Lenders (i) 50% of such allocation will

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be calculated based on an equal allocation to each such Original DIP Lender and (ii) 50% of such allocation will be calculated based on the face value of each such Original DIP Lenders’ existing holdings of the Borrower’s debt.

The allocations provided to the Original DIP Lenders shall be assignable to any other DIP Lenders or other existing creditors of the Borrower.

Borrower	Peabody Energy Corporation
Guarantors	Super-priority secured guarantees provided by (x) all direct and indirect U.S. subsidiaries of Borrower that are debtors and debtors-in-possession in the Bankruptcy Cases and (y) all existing and future direct and indirect subsidiaries of Borrower that guarantee any obligations of Borrower or any U.S. subsidiary of Borrower under the existing First Lien Credit Agreement or other indebtedness (all such guarantors together with the Borrower, the “Obligors”)[1]
Interest Rate	LIBOR + 8.5% per annum paid in kind monthly on the last day of each month. LIBOR floor of 1.0%. Default Interest Rate: Additional 3.0% per annum paid in kind
Fees

Commitment Fee: 5.0% paid in kind.

(i) The Commitment Fee for Tranche A Term Loan is due and payable upon entry of the Interim DIP Order.

(ii) The Commitment Fee for Tranche B Term Loan is due and payable when the Conditions to Draw (defined below) for the Tranche B Term Loan have been met and the Borrower may borrow the Tranche B Term Loan.

Undrawn Fee: 5.0% per annum paid in kind will accrue and be payable only with respect to the amount of the DIP Loans that are available to be drawn but are undrawn and pursuant to which any Conditions to Draw have been satisfied and as follows:

(i) Prior to the entry of the Final DIP Order, the Undrawn Fee for Tranche A Term Loan is only due and payable with respect to amounts that are available to be drawn but are undrawn upon entry of the Interim DIP Order.

(ii) Prior to the entry of a Priming Order (defined below), no Undrawn Fee with respect to Tranche B Term Loan shall be due and payable.

[1]	The domestic subsidiaries that will not be debtors in the Company’s Case and, therefore, not Guarantors include: P&L Receivables Company, LLC; Sterling Centennial Missouri Insurance Corp.; Global Center For Energy And Human Development, LLC; Peabody China, LLC; Peabody Mongolia, LLC; and PG Investments Six LLC.

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Equity Fee: Upon the effective date of the Plan, the DIP Lenders shall receive their pro-rated share of [10.0% of the equity of the reorganized Borrower] OR [equity of the reorganized Borrower equal to 0.83% multiplied by the number of months in the period from the date on which the DIP Facility is approved on an interim basis through the effective date of the Plan, pro-rated as applicable for any partial months], with adjustments TBD.
Bonding Letter of Credit Fees	A fronting fee in the amount of 0.25% on the outstanding face amount of each Bonding Letter of Credit shall be payable to the issuer of such Bonding Letter of Credit. In addition, the Company will pay to each Bonding Letter of Credit issuer its standard opening, amendment, presentation, wire and other administration charges applicable to each such Bonding Letter of Credit.
L/C Facility Fees:	A fronting fee in the amount of 0.25% on the outstanding face amount of each LC Facility Letter of Credit shall be payable to the issuer of such L/C Facility Letter of Credit. In addition, the Company will pay to each L/C Facility Letter of Credit issuer its standard opening, amendment, presentation, wire and other administration charges applicable to each such L/C Facility Letter of Credit.
Maturity	The earlier of (a) the date occurring fifteen (15) months after the date of filing the Bankruptcy Cases (the “Scheduled Maturity Date”) subject to a three month extension at the election of the Borrower, subject to satisfaction of certain conditions precedent to be mutually agreed, including, but not limited to, a 3.0% fee to be paid in kind on the outstanding principal subject to extension and no default or event of default shall be continuing, (b) the Plan Effective Date, (c) the date all loans become due and payable under the Loan Documents, whether by acceleration or otherwise and (d) the closing of a sale or sales, individually or in the aggregate, of all or substantially all of the assets of the Company (the “Maturity Date”).
DIP Collateral	The DIP Loans (including the guarantees thereof) shall be secured by (w) all unencumbered assets of the Borrower and Guarantors (limited, in the case of voting securities of any foreign subsidiary, to 65%), including the Bowie Assets, all unencumbered cash and all other

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currently unencumbered assets (the “Senior Collateral”), (x) all assets of the Borrower and Guarantors that constitute Principal Property (as defined in the First Lien Credit Agreement) other than the Senior Collateral (the “Principal Property Collateral”), (y) all assets of the Borrower and the Guarantors (limited, in the case of voting securities of any foreign subsidiary, to 65%), other than Principal Property, subject to liens under the First Lien Credit Agreement and the Second Lien Notes (the “Junior Collateral”), and (z) all other assets of the Borrower and the Guarantors (limited, in the case of voting securities of any foreign subsidiary, to 65%), subject to liens other than those liens under the First Lien Credit Agreement (the “Other Collateral,” and together with the Senior Collateral, the Principal Property Collateral, and the Junior Collateral, the “Collateral”). Notwithstanding the foregoing, all assets (including accounts receivable, goods and collections) sold, pledged or financed in connection with the A/R Facility Agreement will not constitute Collateral.

For the avoidance of doubt, (i) each of the Tranche A Term Loan and the Tranche B Term Loan shall be secured by the Collateral and (ii) upon the satisfaction of the “Conditions to Draw” below related to the Tranche B Term Loan and the Bankruptcy Court’s entry of a Priming Order (defined below), both the Tranche A Term Loan and the Tranche B Term Loan (including the guarantees thereof) shall be secured by a priming first priority perfected lien pursuant to section 364(d) of the Bankruptcy Code on the Principal Property Collateral.

The liens securing the DIP Facility (the “DIP Liens”) shall be subject to the Carve-Out (as defined below).

Conditions to Draw	The Tranche A Term Loan may be drawn by the Company as necessary in its sole discretion subject to (i) satisfaction of conditions under the Loan Documents following an order by the Bankruptcy Court providing that the DIP Loans (including the guarantees thereof) are secured by (w) first-priority perfected lien pursuant to section 364(c)(2) of the Bankruptcy Code on all Senior Collateral, (x) a second-priority perfected lien pursuant to section 364(c)(3) of the Bankruptcy Code on all Principal Property Collateral, (y) a second-priority perfected lien pursuant to section 364(c)(3) of the Bankruptcy Code on all Junior Collateral, and (z) a junior-priority perfected lien pursuant to section 364(c)(3) of the Bankruptcy Code on all Other Collateral and (ii) no event of default shall be continuing, or exist on a pro forma basis upon such draw, under the DIP Facility.

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The Tranche B Term Loan may be drawn by the Company as necessary in its sole discretion subject to (i) (x) satisfaction of the conditions under the Loan Documents to draw under the Tranche A Term Loan, and (y) the entry of an amended Final DIP Order or other order by the Bankruptcy Court providing that the DIP Loans (including the guarantees thereof) are secured by a priming first priority perfected lien pursuant to section 364(d) of the Bankruptcy Code on all Principal Property Collateral (a “Priming Order”) and (ii) no event of default shall be continuing, or exist on a pro forma basis upon such draw, under the DIP Facility.

Each draw on the DIP Facility shall be in the minimum amount of $1,000,000. The date on which such conditions are satisfied or waived and such initial borrowings take place is referred to herein as the “Closing Date”. The proceeds of the DIP Facility will be held in a DIP Loan Disbursement Account (defined below) subject to a first priority lien in favor of the DIP Lenders, and will be disbursed upon the direction of the Borrower.

DIP Superpriority Claim	All obligations of the Borrower under the DIP Facility and all amounts owing by the Guarantors in respect thereof at all times shall constitute allowed super-priority administrative expense claims in the Bankruptcy Cases (the “DIP Superpriority Claim”), having priority over all administrative expenses of the kind specified in, or ordered pursuant to, sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 or any other provisions of the Bankruptcy Code, subject only to the Carve-Out.
Use of Proceeds	Subject to any other limitation contained herein or in the Loan Documents, the proceeds of the DIP Facility shall be used to, among other things, provide working capital to the Obligors, to cash collateralize certain letters of credit and fund the costs of the administration of the Chapter 11 Cases and the consummation of the restructuring.
DIP Budget / 13-Week Forecast	The Obligors shall prepare and deliver to the DIP Agent (i) a budget on or prior to the Closing Date (as defined herein), which budget shall reflect projected receipts and expenditures of the Company on a monthly basis for the first 15 months following the Closing Date, and shall be in form and substance reasonably acceptable to the DIP Agent (the “DIP Budget”) and (ii) a cash flow forecast for the 13-week period ending after the Closing Date (the “13-Week Forecast”).

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Allocations of Payments	The payment of certain expenses of the Obligors shall be allocated as follows: (i) operating expenses, capital expenditures, and [other asset-specific expenses] shall be allocated among (x) the Obligors’ cash that is not subject to the liens of the prepetition secured creditors (such cash referred to in this subclause (i)(x), the “Prepetition Unencumbered Cash”), (y) the cash collateral of such prepetition secured creditors related to the Principal Property (such cash collateral referred to in this subclause (i)(y), the “Principal Property Cash Collateral”), and (z) the cash collateral of such prepetition secured creditors that is not related to the Principal Property (such cash collateral referred to in this subclause (i)(z), the “Other Cash Collateral”) based on whether such payments relate to assets unencumbered prepetition, Principal Property or other prepetition collateral of the secured lenders, (ii) Adequate Protection Payments (defined below) shall be paid from the Other Cash Collateral and (iii) general administrative expenses, and expenses related to the Bankruptcy Cases, including professional fees, shall be allocated pro rata among the Prepetition Unencumbered Cash, the Principal Property Cash Collateral, and the Other Cash Collateral on a monthly basis based on the non-cash value of the Obligors’ assets that are not subject to the liens of the prepetition secured creditors, the Principal Property, and the other collateral of the prepetition secured creditors.

Australian Funding	Funding of Australian operations by US non-debtor entities (the “Australian Funding Entities”) to be capped at [$TBD] and must be provided in the form of a new secured intercompany loan reasonably acceptable to the DIP Lenders. Such intercompany loan shall be secured by assets of the Australian operations to be determined, and shall be structurally senior with respect to such assets. The equity interests of the Australian Funding Entities will be pledged as collateral for the DIP Facility and the Australian Funding Entities will be subject to customary negative covenants[2] restricting, among other things, indebtedness and liens. 100% of the net proceeds from the sale of any assets of the Australian operations shall be used to prepay such intercompany loan.
Mandatory Prepayment	Solely with respect to the Obligors, mandatory prepayments of the DIP Loans shall be required with 100% of the net cash proceeds from (i) issuance of any indebtedness (with exceptions for permitted indebtedness) and (ii) sales or other dispositions (including casualty events) of any assets (excluding (a) sales of inventory in the ordinary course of business and (b) any sale of an equity interest in Lively

[2]	Subject to further diligence and understanding of how funding is being made to Australian operations.

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Grove Energy Partners, LLC, the owner of the Company’s 5.06% interest in Prairie State Energy Campus Management, Inc., and other exceptions to be agreed) in an aggregate amount for any transactions in which the net cash proceeds realized by the Obligor exceeds the Threshold Amount (as defined below). For the avoidance of doubt, there will be no prepayment fee for any mandatory prepayments.

Notwithstanding the foregoing, 100% of the net cash proceeds from the sale of Senior Collateral shall be applied to prepay the DIP Loans.

“Threshold Amount” means net cash proceeds in excess of (i) $[10] million, in the aggregate, resulting from any single sale or disposition or series of sales or dispositions (including, in each case, casualty events) of any assets and (ii) $[50] million, in the aggregate resulting, from all sales or other dispositions (including casualty events) of any assets (in each case, excluding (a) sales of inventory in the ordinary course of business and (b) any sale of an equity interest in Lively Grove Energy Partners, LLC, the owner of the Company’s 5.06% interest in Prairie State Energy Campus Management, Inc., and other exceptions to be agreed).

Voluntary Prepayment	Prior to the Maturity Date, the Company may, upon at least two business days’ notice and at the end of any applicable interest period (or at other times with the payment of applicable breakage costs), prepay all or any portion of the outstanding DIP Loans; provided, that (i) no amounts so prepaid may be reborrowed and (ii) a prepayment fee shall be due on account of prepayment of the DIP Facility at any time prior to the Maturity Date in an amount equal to 5.00% of the principal amount prepaid.
Carve-Out	The Carve-Out shall consist of the aggregate amount needed for (i) accrued but unpaid professional fees, costs and expenses of the Borrower (other than any “success” or similar fees payable to such professionals) and professionals for any official committee of unsecured creditors (the “Committee”), whether allowed before or after the delivery of a Carve-Out Trigger Notice, incurred at any time prior to DIP Agent’s delivery of a Carve-Out Trigger Notice (as defined below), (ii) professional fees, costs and expenses of the Borrower and Committee incurred at any time in the Bankruptcy Cases after delivery of a Carve-Out Trigger Notice not to exceed $7.5 million and (iii) the payment of fees and expenses pursuant to 28 U.S.C. § 1930 (collectively, the “Carve-Out”). The Carve-Out and any loans under the DIP Facility may not be used to investigate or challenge the validity, perfection, priority, extent, or enforceability of the DIP Facility, or the liens or security interests securing the DIP

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Facility. “Carve-Out Trigger Notice” means written notice to the Borrower that the Carve-Out is invoked, which notice shall be delivered only after the occurrence and during the continuation of an Event of Default (after giving effect to any applicable grace periods).
Expenses and Indemnification

All reasonable, documented, out-of-pocket expenses (including but not limited to reasonable legal fees and reasonable, documented, out-of-pocket expenses (the reasonable fees and reasonable, documented, out-of-pocket expenses of Kramer Levin Naftalis & Frankel LLP, Pachulski Stang Ziehl & Jones LLP, Kirkland & Ellis LLP, O’Melveny & Myers LLP, local counsel, and counsel in Australia), reasonable fees and reasonable, documented, out-of-pocket expenses of any other advisors (including but not limited to the reasonable fees and reasonable, documented, out-of-pocket expenses of Houlihan Lokey, Inc. and Ducera Partners) and reasonable, documented, out-of-pocket expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of the DIP Agent and the DIP Lenders incurred in connection with the Bankruptcy Cases, the DIP Facility and in preparation of the Bankruptcy Cases. In addition, all reasonable fees and reasonable, documented, out-of-pocket costs and expenses (including but not limited to reasonable legal fees and documented, out-of-pocket expenses) of the DIP Agent and the DIP Lenders for workout proceedings, enforcement costs, and documentary taxes associated with the DIP Facility are to be paid by the Borrower.

The Borrower will indemnify the DIP Lenders, the DIP Agent and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the DIP Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence, bad faith or willful misconduct of such person.

Adequate Protection for Prepetition First Lien Lenders	As adequate protection for the use of cash collateral of the Prepetition First Lien Lenders, and to secure payment of an amount equal to, any diminution in the value as of the Petition Date of their interests in their prepetition collateral, the Prepetition First Lien Lenders shall receive, to the extent of any aggregate diminution in the value of their collateral: (i) valid, binding, enforceable and perfected replacement liens on and security interests in the Collateral, which liens and

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security interests shall (x) be junior and subordinate only to the Carve-Out, the DIP Liens, and other permitted liens, (y) otherwise be senior to all other security interests in or liens on any of the Senior Collateral; and (z) junior to the liens of the Prepetition First Lien Lenders on the Principal Property Collateral, Junior Collateral and Other Collateral, and (ii) allowed super-priority administrative expense claims in the Bankruptcy Cases having priority over all administrative expenses of the kind specified in, or ordered pursuant to, section 364(c)(1) of the Bankruptcy Code, subject only to the Carve-Out and the DIP Superpriority Claim. In addition, the Prepetition First Lien Lenders shall receive current payment of interest at a rate equal to 55% of the non-default rate under the First Lien Credit Facility and payment of reasonable fees and documented, out-of-pocket expenses incurred by the Prepetition First Lien Lenders (collectively, the “Adequate Protection Payments”); provided, however, that the Adequate Protection Payments shall be subject to recharacterization as payments of the Prepetition First Lien Lenders’ secured claims in the event that the Bankruptcy Court determines that the Prepetition First Lien Lenders are undersecured.
DIP Loan Disbursement Account	Proceeds of the DIP Facility shall be deposited, held and disbursed through a newly formed account (the “DIP Loan Disbursement Account”) subject to an account control agreement (in form and substance reasonably satisfactory to the DIP Lenders) pursuant to which the DIP Agent will have control over the account (provided that so long as no event of default under the DIP Facility is continuing, the Borrower may direct disbursements from the DIP Loan Account).
Reporting

The Company shall provide the DIP Agent:

(a) monthly unaudited consolidated financial statements of the Company and its subsidiaries (together with consolidating financial statements of the Company’s foreign subsidiaries) within 20 days after the end of each fiscal month, certified by the Company’s chief financial officer, chief accounting officer or treasurer;

(b) quarterly unaudited consolidated financial statements of the Company and its subsidiaries (together with consolidating financial statements consistent with the Company’s December 31, 2015 10-K) within 45 days of quarter-end for the first three fiscal quarters of the fiscal year, certified by the Company’s chief financial officer, chief accounting officer or treasurer;

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(c) annual audited consolidated financial statements of the Company (together with consolidating financial statements of the Company’s foreign subsidiaries) and its subsidiaries within 90 days of year-end, certified with respect to such consolidated statements by Ernst & Young or other independent certified public accountants;

(d) copies of all reports on Form 10-K, 10-Q or 8-K filed by the Company or its subsidiaries with the Securities and Exchange Commission;

(e) 13-week cash flow forecasts, on a rolling 13-week basis, updated on a bi-weekly basis;

(f) all pleadings, motions and other documents directly related to the Cases, DIP Facility, any Plan and/or any disclosure statement related thereto by the earlier of (i) two business days prior to being filed (and if impracticable, then promptly after being filed) on behalf of any Obligor with the Bankruptcy Court, or (ii) at the same time as such documents are provided by an Obligor to any creditors’ committee or the U.S. trustee; and

(g) a report of any variance from the DIP Budget for each week, by 1:00 p.m. (New York time) each immediately following Monday.

Affirmative Covenants

The Loan Documents will contain affirmative covenants in form and substance customary for debtor-in-possession financings and the specific transaction, subject to, where appropriate, materiality thresholds, carve-outs and exceptions to be agreed (which will be applicable only to the Obligors), including, but not limited to, the following:

a.      Financial statements.

b.      Certificates and other information.

c.      Notices.

d.      Payment of tax obligations.

e.      Preservation of existence.

f.       Maintenance of properties.

g.      Maintenance of insurance.

h.      Compliance with laws.

i.       Books and records.

j.       Inspection rights.

k.      Use of proceeds.

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l. Additional Guarantors. m. Preparation of environmental reports. n. Certain long-term liabilities and environmental reserves. o. Covenant to give security.
Rating Covenant	The Borrower shall use reasonable commercial efforts to maintain a minimum credit rating for the DIP Facility of Ba3 from Moody’s and/or BB- from S&P or a similar rating from any other acceptable rating agency, which may be a private rating.
Negative Covenants

The Loan Documents will contain negative covenants in form and substance customary for debtor-in-possession financings and the specific transaction and where appropriate, subject to materiality thresholds, carve-outs and exceptions to be agreed (which will be applicable only to the Obligors), including, but not limited to, the following:

a.      Limitations on liens.

b.      Limitations on investments.

c.      Limitations on indebtedness.

d.      Limitations on fundamental changes, including mergers and transfers of all or substantially all assets.

e.      Limitations on asset dispositions (including sale-leaseback transactions and dispositions to non-Obligors).

f.       Limitations on restricted payments (including (i) payments on account of equity interests, (ii) payments of junior or subordinated debt and (iii) restricted investments).

g.      Limitations on changes in nature of business.

h.      Limitations on burdensome agreements.

i.       Limitations on transactions with affiliates.

j.       Limitations on use of proceeds (including with respect to margin regulations and anti-corruption, sanctions and terrorism laws).

k.      Limitations on negative pledge clauses.

l.       Limitations on use of cash, including funding of non-debtor subsidiaries, to be agreed.

m.     Limitations on modifications of organizational documents and other indebtedness.

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n. Limitations on bonding superpriority claims (other than in compliance with the terms of the Loan Documents). o. Funding of Australian operations from the proceeds of the DIP Loans.
Financial Covenants

The DIP Facility will contain only the following financial covenants (which will be applicable only to the Obligors):

a.      Maximum capital expenditures, to be tested monthly (with carry-forwards to be agreed); such covenant levels to be set with 10% permitted variance from the initial DIP Budget.

b.      Minimum monthly consolidated EBITDA (to be defined in the Loan Documents) of the Borrower; such covenant levels to be set with 10% permitted variance from the initial DIP Budget.

c.      Minimum Liquidity (as defined below), as of any date during each monthly period set forth in the DIP Budget, of $50 million in excess of the Liquidity provided for such period in the DIP Budget, as adjusted for the funding cap to be determined for the Australian operations, and which is to be tested at all times.

“Liquidity” shall be defined as the sum of (x) unrestricted cash and cash equivalents of the Obligors (but excluding, for the avoidance of doubt, (i) any restricted cash and (ii) any cash pledged as collateral to secure letters of credit under the L/C Facility or any Bonding Letters of Credit) and (y) any undrawn but available to be drawn amounts under the Tranche A Term Loan and Tranche B Term Loan.

Representations and Warranties	The Loan Documents will contain representations and warranties in form and substance customary for debtor-in-possession financings and the specific transaction (which will be applicable to the Obligors and subject to certain exceptions and qualifications to be agreed), including the following: existence, qualification and power; authorization and no contravention; governmental authorization; binding effect; financial statements and no material adverse effect; litigation; no default; ownership and identification of property; environmental compliance; insurance; taxes; ERISA compliance; subsidiaries; margin regulations and Investment Company Act; disclosure; compliance with laws; anti-corruption, sanctions and terrorism laws; intellectual property, licenses, etc.; security documents; and mines.

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Events of Default

The Loan Documents will contain events of default (with, where appropriate, customary grace periods and exceptions) in form and substance appropriate for debtor-in-possession financings and the specific transaction (which will be applicable to the Obligors), including, but not limited to, the following,

a.      Failure to pay principal, interest or any other amount when due.

b.      Representations and warranties incorrect in any material respect when made or deemed made.

c.      Failure to comply with covenants (including milestones).

d.      Cross-default to payment defaults on other Obligors postpetition indebtedness, or default or event of default with respect to an Obligor’s other postpetition indebtedness if the effect is to accelerate or permit acceleration in excess of an amount to be mutually agreed upon, and cross-acceleration to any material postpetition indebtedness.

e.      Post-petition judgments in excess of $10 million that is not stayed, reversed, overturned, withdrawn or settled for a lower amount within five days of such judgment.

f.       The occurrence of certain ERISA events, other than events relating to claims of withdrawal liability from multiemployer pension plans, if any, that result in liabilities in an amount in excess of $10 million that are not reduced, overturned, withdrawn or settled for a lower amount within five days of the occurrence of such events.

g.      Actual or asserted (by any Obligor or any affiliate thereof) invalidity or impairment of any Loan Document (including the failure of any lien to remain perfected).

h.      Invalidity of Loan Documents and DIP Collateral Documents.

i.       (i) The entry of an order dismissing any of the Bankruptcy Cases or converting any of the Bankruptcy Cases to a case under chapter 7 of the Bankruptcy Code, or any filing by any Obligor of a motion or other pleading seeking entry of such an order;

(ii) a trustee, responsible officer or an examiner under Bankruptcy Code section 1104 (other than a fee examiner) is appointed or elected in any Obligor’s Bankruptcy Case, any Obligor applies for, consents to, or acquiesces in, any such appointment, or the Bankruptcy Court shall have entered an order providing for such appointment, in each case without the prior written consent of the DIP Lenders in their sole discretion;

(iii) the entry of an order staying, reversing, vacating or otherwise modifying the Interim DIP Order, the Final DIP Order or the

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Priming Order, in each case in a manner adverse in any material respect to the Administrative Agent or the DIP Lenders, or the filing by any Obligor of an application, motion or other pleading seeking entry of such an order;

(iv) the entry of an order in any of the Bankruptcy Cases appointing an examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code);

(v) the entry of a final, nonappealable order in any of the Bankruptcy Cases denying or terminating use of cash collateral by the Obligors;

(vi) the entry of an order (that is not otherwise stayed, reversed, overturned, withdrawn or settled within five days of the entry of such order) in any of the Bankruptcy Cases granting relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed against any material assets of the Obligors in excess of $10 million.

(vii) the entry of a final non-appealable order in the Bankruptcy Cases charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the DIP Lenders without the consent of the Administrative Agent, or the commencement of other actions that is materially adverse to the DIP Agent’s or the DIP Lenders’ rights and remedies under the DIP Facility in any of the Bankruptcy Cases or inconsistent with the applicable Loan Documents;

(viii) the entry of an order in any of the Bankruptcy Cases seeking authority to obtain financing under Section 364 of the Bankruptcy Code (other than the DIP Facility or in the ordinary course of the Obligors’ businesses), unless such financing would repay in full in cash all obligations under the DIP Facility upon consummation thereof.

j.       The making of any payments in respect of prepetition obligations other than (i) as permitted by the Interim DIP Order or the Final DIP Order, (ii) as permitted by any “first day” orders reasonably satisfactory to the Administrative Agent or (iii) as permitted by any other order of the Bankruptcy Court in amounts reasonably satisfactory to the Administrative Agent.

k.      Use of the Collateral, including without limitation cash collateral, in a manner inconsistent with any budgets submitted pursuant to a cash collateral order.

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l.       The entry of the Final DIP Order shall not have occurred within [45] days after entry of the Interim DIP Order.

m.     An order of the Bankruptcy Court granting, other than in respect of the DIP Facility and the Carve-Out or the Bonding Carve Out or as otherwise permitted under the applicable Loan Documents, any claim entitled to superpriority administrative expense claim status in the Bankruptcy Cases pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the DIP Agent and the DIP Lenders under the DIP Facility, or the filing by any Obligor of a motion or application seeking entry of such an order.

n.      Other than with respect to the Carve-Out or the Bonding Carve Out and the liens provided for in the DIP Facility, any Obligor shall create or incur, or the Bankruptcy Court enters an order granting, any claim that is pari passu with or senior to any liens under the DIP Facility, the adequate protection liens and adequate protection obligations granted under the Interim DIP Order.

o.      Noncompliance by any Obligor or any of its subsidiaries with the terms of the Interim DIP Order or the Final DIP Order.

p.      A plan of reorganization shall be confirmed in any of the Bankruptcy Cases that is not an Acceptable Plan of Reorganization (as defined below), or any order shall be entered that dismisses any of the Bankruptcy Cases and does not provide for termination of the unused commitments under the DIP Facility and payment in full in cash of the Obligors’ obligations under the DIP Facility, or any of the Obligors shall file, propose, support, or fail to contest in good faith the filing or confirmation of such a plan or the entry of such an order.

q.      Any Obligor shall file any motion seeking authority to consummate the sale of assets of any Obligor (other than any such sale that is permitted under the Loan Documents) pursuant to Section 363 of the Bankruptcy Code having a value in excess of $10 million, without the consent of the DIP Agent and the Required Lenders, or any Obligor shall file (or fail to oppose) any motion seeking an order authorizing the sale of all or substantially all of the assets of the Obligors (unless such sale would result in the repayment in full in cash of all obligations under the DIP Facility upon consummation thereof).

r.       The Obligors shall make any payments of expenses from sources contrary to the allocations provided in the “Allocations of Payments” section above.

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s.      Any Obligor shall take any action in support of any matter set forth in paragraphs (i), (m), (n) or (p) above or in support of any filing by any person of a Plan that is not an Acceptable Plan of Reorganization (as defined below) or any other person shall do so and such application is not contested in good faith by the Obligors and the relief requested is granted in an order that is not stayed pending appeal, in each case unless the DIP Agent (with the consent of the Required Lenders) consents to such action.

t.       Any Obligor (or affiliate thereof) shall seek to, or shall support (whether by way of motion or other pleadings filed with the Bankruptcy Court or any other writing executed by any Obligor or by oral argument) any other person’s motion to, (1) disallow in whole or in part any of the obligations arising under the DIP Facility or any other Loan Document, or (2) challenge the validity and enforceability of the liens or security interests granted under any of the Loan Documents or in the Interim Order, Final Order or Priming Order in favor of the DIP Agent for the benefit of the DIP Lenders.

Remedies upon an Event of Default	Among other remedies to be specified, upon the occurrence of an Event of Default, the automatic stay shall automatically terminate and the DIP Lenders shall wait at least five days to foreclose on all or any portion of the Collateral, and apply the proceeds thereof to the obligations arising under the DIP Facility or otherwise exercise remedies against the Collateral permitted by applicable non-bankruptcy law.
Waivers	The DIP Orders shall provide customary waivers, including the waiver of the automatic stay in connection with the DIP Agent’s enforcement of remedies upon an Event of Default. The DIP Orders shall provide a waiver of the ability to surcharge the Collateral securing the DIP Facility, including under section 506(c) of the Bankruptcy Code or any similar law (a “506(c) Waiver”) and shall provide a waiver of the equitable doctrine of “marshaling” with respect to the Collateral securing the DIP Facility (a “Marshaling Waiver”). The DIP Orders shall not provide (i) a waiver of the “equities of the case” exception to section 552(b) of the Bankruptcy Code, (ii) a 506(c) Waiver or (iii) a Marshalling Waiver, in each case, with respect to the collateral of the prepetition secured creditors.

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Stipulations	The DIP Orders shall provide customary stipulations with respect to the priority and the validity of the DIP Liens and the DIP Superpriority Claim.
Release	Pursuant to the DIP Orders, the Borrower and Guarantors shall release all claims against the DIP Agent in its capacity as such and the DIP Lenders in their capacity as such.
Right to Credit Bid	The DIP Lenders shall have the right to participate in any asset sale process or plan sponsorship process and shall have the right to credit bid the amount of their DIP Loan claims during any sale of Obligors’ assets (in whole or in part), including without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code.
Yield Protection, Taxes and Other Deductions	The Loan Documents will contain yield protection provisions, customary for facilities of this nature, protecting the DIP Lenders in the event of unavailability of LIBOR, breakage losses, reserve and capital adequacy requirements. All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income and franchise taxes in the United States or the jurisdiction of the DIP Lender’s organization or applicable lending office or FATCA taxes). The DIP Agent and the DIP Lenders will use commercially reasonable efforts to minimize, to the extent possible, any applicable taxes and the Borrower will indemnify the DIP Lenders and the for such taxes paid.
Governing Law	The laws of the State of New York. Each party to the Loan Documents will waive the rights to trial by jury and will consent to jurisdiction of the Bankruptcy Court for so long as the Bankruptcy Cases remain open and, thereafter, the state and federal courts located in the City of New York.
Milestones

•    The Obligors shall commence the Bankruptcy Cases by filing voluntary petitions under chapter 11 of the Bankruptcy Code with the Bankruptcy Court on or before April 15, 2016 (the “Petition Date”).

•    On the Petition Date, the Obligors shall file a motion, in form and substance reasonably acceptable to the DIP Lenders, seeking approval of the DIP Facility.

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•    The Bankruptcy Court shall enter the Interim DIP Order, in form and substance acceptable to the DIP Lenders, approving the DIP Facility on an interim basis no later than three days following the Petition Date.

•    The Borrower shall provide a five-year business plan with respect to its (and its direct and indirect subsidiaries’) U.S. and Australian operations to the DIP Agent no later than 100 days following the Petition Date.

•    The Bankruptcy Court shall enter an order fully resolving the Declaratory Judgment Action (as defined below) no later than 120 days following the Petition Date.

•    The Obligors shall, no later than 150 days following the Petition Date, file (x) a Chapter 11 plan, with respect to the Obligors (the “Plan”) in form and substance acceptable to the DIP Lenders; provided that a Plan that provides for the payment in full in cash and full discharge of the Obligors’ obligations under the DIP Facility at emergence and for full releases of the DIP Lenders that are customarily contained in a plan of reorganization (an “Acceptable Plan of Reorganization”) shall be deemed to be in form and substance acceptable to the DIP Lenders in their capacity as DIP Lenders, and (y) a motion (the “Disclosure Statement Approval Motion”) seeking approval of a disclosure statement in connection with the Plan.

•    The Bankruptcy Court shall enter an order, in form and substance acceptable to the DIP Lenders, approving the Disclosure Statement Approval Motion no later than 210 days following the Petition Date.

•    The Bankruptcy Court shall conduct a hearing with respect to the confirmation of the Plan no later than 270 days following the Petition Date.

•    The Bankruptcy Court shall enter a final order of the Bankruptcy Court confirming the Plan, in form and substance reasonably acceptable to the DIP Lenders, no later than 300 days following the Petition Date.

•    The Effective Date shall occur no later than 360 days following the Petition Date.

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Required Lenders:	DIP Lenders holding greater than [65]% of the outstanding commitments and/or exposure under the DIP Loans (the “Required Lenders”).[3]
Amendments:	All amendments, modifications and waivers of the DIP Loan Documents shall require the consent of the Required Lenders, except in the case of amendments, modifications or waivers customarily requiring consent from all DIP Lenders or all affected DIP Lenders.
Intercreditor Litigation:	The Obligors shall file a motion or commence an adversary proceeding, no later than 20 days following the Petition Date seeking entry of a declaratory judgment as to (i) the dollar amount of the Principal Property Cap as of the Petition Date and (ii) the identities of the mines that are Principal Properties as of the Petition Date (the “Declaratory Judgment Action”). For the avoidance of doubt, each of the Obligors, the DIP Lenders and the Prepetition First Lien Lenders reserve all rights in respect of the Declaratory Judgment Action.

[3]	To be based on allocations. No one party controlling.

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